Exhibit 8.1

March 30, 2015

Trillium Therapeutics Inc.

96 Skyway Avenue

Toronto, Ontario, Canada M9W 4Y9

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

You have requested our opinion concerning the statements in the Registration Statement (as described below) under the heading “Certain United States Federal Income Tax Considerations” in connection with the registration and offering of common shares and Series II Non-Voting Convertible First Preferred Shares (together, the “Offered Shares”) of Trillium Therapeutics Inc., a corporation existing under the laws of the Province of Ontario, Canada (the “Company”), pursuant to the registration statement on Form F-1 (No. 333-202665) under the Securities Act of 1933, as amended (the “Act”), originally filed with the Securities and Exchange Commission on March 11, 2015 (the “Registration Statement”).

Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations issued thereunder, published administrative positions of the Internal Revenue Service (the “IRS”) contained in revenue rulings, revenue procedures and other administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change, which may be retroactive, and to differing interpretations. Any change in these authorities could affect the opinion set forth herein. Nevertheless, we undertake no responsibility to advise or notify you of any developments in the application or interpretation of these authorities that occur after the date of our opinion. Our opinion is not binding on the IRS or the courts. Accordingly, there is no assurance that the IRS will not assert a contrary position or that a court will not agree with such a contrary position.

For purposes of rendering this opinion, we have reviewed and relied on the Registration Statement and such other agreements, instruments and documents as we have deemed necessary or appropriate, and we have reviewed such questions of law as may be considered necessary or appropriate. In rendering this opinion we have also relied on factual representations and determinations made by the Company as set forth in a Tax Representation Certificate delivered to us on or before the date hereof. Our opinion is also based on the assumption that the registration and offering will be consummated as described in the Registration Statement, and that there are no arrangements, understandings, or agreements among any persons other than those described in the Registration Statement.

In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing those documents and the conformity to authentic original documents of all documents submitted to us as copies. We have assumed that all factual representations and

Trillium Therapeutics Inc.

March 30, 2015

determinations on which our opinion is based are true and correct as of the date given and thereafter where relevant (without regard to whether such representations or determinations are made “to the best knowledge of” any person or party or with similar qualification) and that no actions have been or will be taken which are inconsistent with such representations or determinations.

Based upon and subject to the foregoing, we are of the opinion that under current U.S. federal income tax law, although the discussion set forth in the Registration Statement under the heading “Certain United States Federal Income Tax Considerations” does not purport to summarize all possible U.S. federal income tax considerations of the acquisition, ownership and disposition of Offered Shares to U.S. Holders (as defined therein), such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences of the acquisition, ownership and disposition of the Offered Shares to U.S. Holders who purchase the Offered Shares pursuant to the Registration Statement, and represents our opinion as to those matters, subject to the qualifications set forth in such discussion.

Our opinion is limited to the U.S. federal income tax matters expressly addressed herein. No opinion is expressed and none should be inferred as to any other matter.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ DORSEY & WHITNEY LLP

JDH/KAS/ss